                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                BEA SYSTEMS, INC.


                        Pursuant to Sections 242 and 245
                 of the General Corporation Law of the State of
                                    Delaware

                 _______________________________________________

     BEA SYSTEMS, INC. (the "Corporation"), a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law") having filed its original Certificate of Incorporation under the name BEA Enterprises, Inc. on January 20, 1995, does hereby certify as follows:

     That the following resolutions amending and restating the Corporation's Certificate of Incorporation were duly adopted by the Corporation's Board of Directors and by the holders of a majority of the Corporation's outstanding stock entitled to vote thereon and if required, a majority of each class entitled to vote thereon as a class, in accordance with the provisions of Sections 242 and 245 of the General Corporation Law by written consent of the Board of Directors and the stockholders given in accordance with Sections 141 and 228, respectively of the General Corporation Law:

          NOW, THEREFORE, BE IT RESOLVED, that the Certificate of
     Incorporation of the Corporation be amended and restated in its entirety as follows:

          FIRST: The name of the corporation (hereinafter called the "Corporation") is BEA Systems, Inc.

          SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, 19901, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

          THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: This Corporation is authorized to issue two classes of shares, designated "Preferred Stock" and "Common Stock." The total


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

     number of shares which the Corporation is authorized to issue is one hundred twenty million (120,000,000) shares. One hundred fifteen million (115,000,000) shares shall be Common Stock, $0.001 par value, (the "Common Stock"), of which thirty-five million (35,000,000) are hereby designated Class B Common Stock. Five million (5,000,000) shares shall be Preferred Stock, $0.001 par value (the "Preferred Stock"). The undesignated shares of Preferred Stock shall be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to fix or alter the individual rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preference of any wholly unissued shares of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          FIFTH: CLASS B COMMON STOCK. Subject to the conversion and voting rights of the Class B Common Stock described below, the rights (including, but not limited to, rights to dividends), preferences, privileges and restrictions of the Common Stock and the Class B Common Stock shall be identical in all respects, except as follows:

                    (a) VOTING RIGHTS. Holders of Class B Common Stock shall not be entitled to vote such shares for the election of directors or on any other matter except changes or amendment to this Article FIFTH; PROVIDED, HOWEVER, that no such change or amendment shall increase the rights of or, under any circumstances, provide additional voting rights to the holders of Class B Common Stock.

                    (b)  CONVERSION.

                         (i) RIGHT TO CONVERT. The holder of any shares of Class B Common Stock shall have the right at such holder's option, at any time or from time to time, to convert any shares of Class B Common stock held by such holder, so long as, after giving effect to such conversion, the total number of Voting Shares (as defined in Section 1(b)(vii)(D) hereof) held by such holder or any Affiliate (as defined in
     Section 1(b)(vii)(A) hereof) of such holder shall be less than or equal to forty-nine percent (49%) (by voting power) of the total number of Voting Shares then issued and outstanding, into such whole number of shares of Common Stock as shall be obtained by multiplying the number of shares


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


     of Class B Common Stock being converted by the Class B Common Stock Conversion Rate (as hereinafter defined), by surrender of the certificates representing the shares of Class B Common Stock so to be converted in the manner provided in Section 1(b)(iii) hereof The Class B Common Stock Conversion Rate shall be one (1) divided by the Class B Common Stock Conversion Price (as hereinafter defined). The Class B Common Stock Conversion Price shall initially be one (1); PROVIDED, HOWEVER, that such Class B Common Stock Conversion Price shall be subject to adjustment as set forth in Section 1(b)(v) hereof. No conversion of shares of Class B Common Stock that would have the effect of giving the holder or any Affiliate of such holder a number of Voting Shares greater than forty-nine percent (49%) (by voting power) of the total number of Voting Shares then issued and outstanding shall be effected pursuant to this Section 1(b)(i). The holder of any shares of Class B Common Stock exercising the aforesaid right to convert such shares into shares of Common Stock shall be entitled to payment of all declared but unpaid dividends, if any, payable on or with respect to such shares of Class B Common Stock up to and including the Conversion Date (as hereinafter defined).

                    (ii) CONVERSION UPON TRANSFER. Upon any Transfer (as defined in Section 1(b)(vii)(C) hereof) of any shares of Class B Common Stock by the original holder thereof, other than a Transfer to an Affiliate of such original holder, such shares of Class B Common stock so Transferred shall, by virtue of, and simultaneously with, the occurrence of the Transfer, without any action on the part of the transferee, be automatically converted into such whole number of fully paid and nonassessable shares of Common Stock as shall be obtained by multiplying the number of shares of Class B Common Stock so Transferred by the Class B Common Stock Conversion Rate. The holder of any shares of Class B Common Stock converted into Common Stock pursuant to this Section 1(b)(ii) shall be entitled to payment on or with respect to such shares of Class B Common Stock up to and including the Conversion Date.

                    (iii) MECHANICS OF CONVERSION. The holder of any shares of Class B Common Stock may exercise the conversion rights pursuant to Section l(b)(i) hereof as to any part thereof by delivering to the Corporation during regular business hours, at the office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank, accompanied by a written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued. Conversion shall be deemed to have been effected
     (A) with respect to conversion under Section 1(b)(i) hereof, on the date when the aforesaid delivery is made and (B) with respect to conversion under Section l(b)(ii) hereof, on the date of occurrence of the Transfer, and such date, in either case, is referred to herein as the "CONVERSION DATE". As promptly as practicable after the Conversion Date, and in the case of Section 1(b)(ii) hereof,


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


     upon the delivery to the Corporation during regular business hours, at the office of the Corporation or at such other place as may be designated by the Corporation or at such other place as may be designated by the Corporation, of the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank, the Corporation shall issue and deliver to or upon the written order of such holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock as provided in Section I (b)(i) and (ii) hereof, and a check or cash in payment of all declared but unpaid dividends (to the extent permissible under law), if any, payable with respect to the shares of Class B Common Stock so converted up to and including the Conversion Date. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the Class B Common Stock Conversion Rate shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Class B Common Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate as surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Class B Common Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of Class B Common Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

                    (iv) NO FRACTIONAL SHARES. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Class B Common stock. The number of full shares of Common Stock issuable upon conversion of Class B Common Stock surrendered by a holder thereof of Class B Common Stock surrendered by a holder thereof for conversion shall be computed on the basis of the aggregate number of shares of Class B Common Stock so surrendered, rounded to the next higher whole number.

                    (v) ADJUSTMENTS TO CONVERSION PRICE. The Class B Common Stock Conversion Price shall be subject to adjustment from time to time as follows:

                       (A) If, at any time after the Filing Date (as defined in Section 1(b)(vii)(B) hereof), the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Class B Common Stock


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


     Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Class B Common Stock shall be increased in proportion to such increase in outstanding shares.

                       (B) If, at any time after the Filing Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Class B Common Stock Conversion Price shall be appropriately increased so that the number of shares of Common stock issuable on conversion of each share of Class B Common Stock shall be decreased in proportion to such decrease in outstanding shares.

                       (C) In case, at any time after the Filing Date, of any capital reorganization, or any reclassification of the capital stock of the Corporation (other than a change in par value or from par value to no par value or from on par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares) or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, such shares of Class B Common Stock shall after such reorganization, reclassification, consolidation, merger, sale or other disposition be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the Corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization reclassification, consolidation, merger, sale or other disposition) upon conversion of such share would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or other disposition. The provisions of this Section 1(b)(v)(C) shall similarly apply to successive reorganization, reclassifications, consolidations, mergers, sales or other dispositions.

                       (D) All calculations under this paragraph (v) shall be made to the nearest one tenth (1/10) of a share.


                    (vi) RESERVATION OF SHARES. The Corporation shall at all times when the Class B Common Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Class B Common Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class B Common Stock; and if at any time the number of authorized but unissued shares' of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B


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


     Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for the purpose.

                    (vii)  DEFINITIONS.

                       (A) "AFFILIATE" shall mean, as to any person or entity, a person or entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity.

                       (B) "FILING DATE" shall mean the date the Corporation files with the Delaware Secretary of State this Amended and Restated Certificate of Incorporation.

                       (C) "TRANSFER" or "TRANSFERRED" shall mean to dispose, sell or in any other way directly or indirectly transfer, assign, distribute, encumber or otherwise dispose of, either voluntarily or involuntarily.

                       (D) "VOTING SHARES" shall mean any shares of the Corporation's capital stock entitled to vote in any election of directors of the Corporation.

          SIXTH:  The Corporation is to have perpetual existence.

          SEVENTH: Whenever a compromise is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors, or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the same compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class or creditors, and/or on all the


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


     stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                    (a) The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

                    (b) After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

                    (c) Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

          NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of


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     paragraph (7) of subsection (b) of Section 102 of the General Corporation
     Law of the State of Delaware, as the same may be amended and supplemented.

          TENTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

          ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

          TWELFTH: For so long as the board of directors consists of at least seven directors, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire Board of Directors. The initial classes shall be elected as follows: Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders, successors to the class of directors whose term expires at the annual meeting of stockholders shall be elected for three-year terms. If the number of directors is changed, any increase or decrease shall be elected for three-year terms. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his


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     or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Except as otherwise required by law, any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

          RESOLVED FURTHER, that the foregoing Restated Certificate of Incorporation is hereby approved and adopted.

          IN WITNESS WHEREOF, BEA SYSTEMS, INC. has caused this Certificate to be signed by William T. Coleman III, its President and Chief Executive Officer, and attested to by Steven L. Brown, its Secretary, this ____ day of ______________, 1997.

                               BEA SYSTEMS, INC.


                               -----------------------------------------
                               William T. Coleman III
                               President and Chief Executive Officer


ATTEST:


By:
   -------------------------
   Steven L. Brown
   Secretary

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